Exhibit 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated February 17, 1999, included in Insituform Technologies, Inc.'s 1998 Form 10-K, into the Company's previously filed Registration Statements on Form S-8 Nos. 33-82486, 33-82488 and 33-63953.




s/Arthur Andersen LLP
---------------------------
ARTHUR ANDERSEN LLP


St. Louis, Missouri,
  March 26, 1999